UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of	Commission File Number	(I.R.S. Employer Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01.  Entry into a Material Definitive Agreement.

On October 7, 2013, AmerisourceBergen Corporation (the “Registrant”) entered into a Sixth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of October 7, 2013 (the “Sixth Amendment”), among AmeriSource Receivables Financial Corporation (“ARFC”), as seller, AmerisourceBergen Drug Corporation (“ABDC”), as servicer, the Purchaser Agents and Purchasers party thereto, Market Street Funding LLC (“Market Street”), as assignor, PNC Bank, National Association (“PNC”), as assignee and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator. In the Sixth Amendment, Market Street, an uncommitted purchaser, sold and assigned all its rights and obligations to PNC, formerly the purchaser agent and related committed purchaser for Market Street. Pursuant to the assignment, PNC assumed all rights as an uncommitted purchaser under the Amended and Restated Receivables Purchase Agreement.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Registrant and its subsidiaries. The securitization facility is based on the accounts receivables originated by ABDC for the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC sells its accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying interest on amounts outstanding under the facility. The securitization facility, as amended, has a base limit of $950 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional $250 million for seasonal needs during the December and March quarters. The Registrant serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report:

10.1                                     The Sixth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of October 7, 2013, among AmeriSource Receivables Financial Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the Purchaser Agents and Purchasers party thereto, Market Street Funding LLC, as Assignor, PNC Bank, National Association, as Assignee and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 10, 2013	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President and Chief Financial Officer